Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No 33-22700 on Form S-8 of Crane Co. of our report dated June 6, 2003 appearing in this Annual Report on Form 11-K of the Amended and Restated Crane Co. Savings and Investment Plan for the year ended December 30, 2002.

/S/    DELOITTE & TOUCHE LLP

Stamford, Connecticut

June 27, 2003